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                                                       Exhibit 10(c)

                           Land Development Associates S.E.
                          650 Munoz Rivera Avenue, 7th Floor
                                  Hato Rey, PR 00918


July 8, 1998



Supra and Company, S.E.
A Street #23
Julia Industrial Park
Puerto Nuevo, Puerto Rico 00922

Attention:       Ruben Velez Lebron, President

Re:   Purchase of Supra's Interest in LDA and Related Matters

Dear Mr. Velez:

This letter sets forth the agreement between Land Development Associates S.E., a Puerto Rico special partnership ("LDA"), Supra and Company, S.E., a Puerto Rico special partnership ("Supra"), Supra Development Corporation ("Supra Development"), Rexach Construction Company, Inc. ("Rexach"), and Ruben Velez Lebron ("Velez"), regarding the exercise by LDA of its right of first refusal to purchase Supra's partnership interest in LDA pursuant to Article Nineteen of LDA's Partnership Agreement, and certain related transactions.

1.    Purchase, Sale, Assignment, Lien Releases

      a. Supra hereby agrees to on the Closing Date sell, grant, assign and transfer to LDA all of Supra's right, title and interest as a partner in and to LDA (the "Partnership Interest") and the "Subordinated Cash Flow Note" issued by LDA to Supra on August 2, 1994 (the "Cash Flow Note") free and clear of any lien, encumbrance, assignment, or security interest. Supra on even date hereof delivers to San Juan Abstract Company (the "Escrow Agent") the Assignment of Partnership Interest attached hereto as Exhibit 1A.1 (the "Partnership Interest Assignment") and the original of the Cash Flow Note duly endorsed to the order of LDA (Exhibit 1A.2).

      b. Rexach hereby agrees to release the Cash Flow Note from the assignment to it made by Supra subject to the payment of Two Million Four Hundred Thousand Dollars ($2,400,000).

2.    Purchase Price

      a. The purchase price for the Partnership interest and the Cash Flow Note is Five Million Five Hundred Thousand Dollars ($5,500,000) divided as follows:

            (i) Cash Flow Note Two Million Four Hundred Thousand Dollars ($2,400,000), and

           (ii) Partnership Interest Three Million One Hundred Thousand Dollars ($3,100,000).


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      b.    On even date hereof LDA delivers to Rexach in partial payment of the amount shown in (i) above, the amount of One Million Dollars ($1,000,000) of which Rexach hereby acknowledges receipt.

3.    Closing

      a. At the Closing (defined in Section 6.a below), LDA shall deliver to the Escrow Agent the amount of Four Million Five Hundred Thousand Dollars ($4,500,000) by manager or cashier check as follows:

            (i) in the amount shown in the Bank Release (defined below), payable to the order of First Bank of Puerto Rico (the "Bank");

           (ii) in the amount of One Million Four Hundred Thousand Dollars ($1,400,000) to the order of Rexach; and

          (iii) in an amount equal to the difference, if any, between Four Million Five Hundred Thousand Dollars ($4,500,000) and the sum of the amounts referred to in (i) and (ii), payable to the order of Supra.

      b. At the Closing, Supra shall deliver to the Escrow Agent the release attached hereto as Exhibit 3B duly executed by the Bank (the "Bank Release").

      c. At the Closing, the Escrow Agent, upon receipt of the checks mentioned in a. above and the document mentioned in b. above, shall deliver to:

            (i) LDA, the Partnership Interest Assignment, the Cash Flow Note, and the Bank Release;

           (ii)  the Bank, the check mentioned in a. (i) above;

          (iii)  Rexach, the check mentioned in a. (ii) above; and

           (iv)  Supra, the check, if any, mentioned in a. (iii) above.

4.    Representations and Warranties

      a. LDA represent and warrant to Supra that (i) it has all necessary partnership power and authority to execute, deliver and perform its obligations under this Agreement and the agreements and instruments contemplated hereby to which it is a party, (ii) such execution, delivery and performance will not violate or conflict with any applicable statute, law, regulation or governmental order, or, any agreement to which LDA is a party; and (iii) this Agreement evidences the legal valid and binding agreements of LDA enforceable against LDA in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by general equitable principles.

      b. Each of Supra, Supra Development, Rexach, and Velez represents and warrants to LDA that, as of this date and the Closing Date, (i) Supra, Rexach, and Supra Development have all necessary power and authority to execute, deliver and perform their obligations under this Agreement and the agreements and instruments contemplated hereby to which each is a party,
(ii) such execution, delivery and performance will not violate or conflict


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with any applicable statute, law, regulation or governmental order, or, assuming the pledge or assignment releases referred to herein are obtained, any agreement to which Supra, Rexach, Supra Development or Velez is a party; (iii) this Agreement evidences the legal valid and binding agreement of Supra, Supra Development, Rexach, and Velez enforceable against them, in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by general equitable principles; (iv) Supra is the owner of the Partnership Interest and the Cash Flow Note subject to no liens, encumbrances, security interest, or assignments, except the ones held by the Bank and Rexach hereinbefore mentioned; (v) Supra Development is the managing partner (Socio Gestor) of and owner (beneficially and of record) of 10% interest in Supra with all the necessary power and authority to execute and deliver on behalf of Supra this Agreement and the agreements and instruments contemplated hereby to which Supra is a party; (vi) Velez is the owner (beneficially and of record) of all of the issued and outstanding stock of Supra Development and has the necessary power and authority to cause the execution, delivery and performance by Supra Development, as managing partner (Socio Gestor) of Supra, of this Agreement and the agreements and instruments contemplated hereby to which Supra is a party; (v) Velez is the owner of 90% partnership interest in Supra; and (v) the grant, sale, assignment, and transfer by Supra of the Cash Flow Note and the Partnership Interest as contemplated herein and in the Partnership interest Assignment, will convey to LDA fee simple (pleno dominio) title to the Cash Flow Note and the Partnership Interest subject to no liens, encumbrances, security interests, or assignments.

      c. The foregoing representations and warranties shall survive the Closing Date.

5.    Closing Conditions:

      a. The obligations of LDA hereunder to be completed in connection with the Closing are subject to (i) the representations and warranties of Supra, Supra Development and Velez set forth herein being true in all material respects as of the Closing Date, (ii) delivery of the agreements, documents and instruments described in Section 3b and, (iii) delivery to LDA of an opinion of counsel to Supra in form and substance satisfactory to LDA as to the due authorization, execution and delivery and enforceability of this Agreement and the other agreements and instruments contemplated hereby, and (iv) the absence of any injunction, governmental order, or proceeding prohibiting the consummation, or questioning the validity or legality, of the transactions contemplated hereby.

      b. The obligations of Supra hereunder to be completed in connection with the Closing are subject to (i) the representations and warranties of LDA set forth herein being true in all material respects as of the Closing Date; (ii) delivery by LDA of the checks described in
Section 3a hereof; (iii) delivery to Supra of opinions of counsel to LDA as to the due authorization, execution, and delivery and enforceability of this Agreement; and (iv) the absence of any injunction, governmental order, or proceeding prohibiting the consummation, or questioning the validity or legality, of the transactions contemplated hereby.






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6.    Closing/Termination.

      a. The closing of the transactions contemplated by Section 1 hereof(the Closing") shall be held at the offices of Fiddler Gonzalez & Rodriguez on the Closing Date, which shall be at 10:00 a.m. San Juan time on July 31, 1998 (the "Closing Date"), or such other date as shall be mutually agreed by the parties hereto.

      b. Prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned:

            (i)  upon mutual agreement in writing by the parties hereto;

           (ii) by LDA, in the event that as of the Closing Date the conditions under Section 5a of its obligations to close have not been satisfied, by reason other than those under the control of LDA, or

          (iii) by Supra, in the event that as of the Closing Date, the conditions under Section 5b to its obligation to close have not been satisfied by reason other than those under the control of Supra.

7.    Remedies.

      a. In the event LDA shall fail to fulfill its obligations hereunder for causes other than the ones established as events of termination in Section 6b(ii) and the Closing shall not occur, this Agreement shall be resolved as of the date hereof and the Escrow Agent shall deliver to Supra and Rexach the documents and Cash Flow Note delivered by Supra and Rexach to it pursuant to Sections 2a and 3b hereof; and Supra's sole remedy shall be to forfeit the One Million Dollars ($1,000,000) mentioned in Section 1a. hereof; and no other remedy shall accrue to Supra, including without limitation, specific performance. Hence forth, Supra shall be entitled to sell and transfer the Partnership Interest to Mr. Candido Gonzalez under the same terms and conditions notified to by Supra to LDA by letter dated May 26, 1998, without having to comply with Article 19 of the Partnership Agreement.

      b. In the event Supra shall fail to fulfill its obligations hereunder for causes other than the ones established as events of termination in Section 4b(i) and (iii) hereof and the Closing shall not occur:

            (i) Rexach shall, on demand, pay to LDA the One Million Dollars ($1,000,000) mentioned in Section 2 hereof; plus ten percent interest thereon from the date of such demand until full payment thereof; and LDA shall keep possession of and hold a security interest on the Cash Flow Note as collateral to secure the payment obligation of Rexach hereunder, upon the payment of which LDA shall deliver the Cash Flow Note to Rexach; and

           (ii) Supra, Supra Development and Velez shall reimburse LDA for all direct expenses incurred in the negotiation and preparation of; and compliance with this Agreement (including, without limitation, attorneys fees and costs, and financing fees and costs).





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      c.    In the event that, the Closing having occurred, any of Supra,
Supra Development, Rexach, or Velez shall have breached any representation, warranty, covenant or obligation made by it in this Agreement or any document delivered pursuant hereto:

            (i) LDA shall have the right to traditional contract remedies, including injunctive relief and actual (excluding consequential and compensatory) damages (including attorneys fees and costs necessary to enforce this Agreement or to defend any claims asserted in violation of this Agreement) proximately caused by such breach; and

           (ii) Supra, Supra Development, and Rexach, jointly and severally (solidariamente), will indemnify, defend and hold harmless LDA and its partners, employees, officers, attorneys, servants, representatives, affiliates, predecessors, administrators, beneficiaries, agents, successors, and assigns (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of; any loss, liability, claim, actual (excluding consequential and compensatory) damage, expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), proximately caused by such breach.

8.    Miscellaneous.

      a. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      b.    This Agreement may be executed in counterparts.

      c. This Agreement and the agreements and instruments to be delivered pursuant hereto set forth the entire agreement among the parties regarding the subject matter hereof and supersede all prior agreements relating to the subject matter hereof. This Agreement and the agreements and instruments to be delivered pursuant hereto may not be amended or modified except by a written instrument executed by the party against whom enforceability is sought.

      d. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico, without regard to the conflict-of-laws rules thereof.


















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      If you agree to the terms outlined above, please countersign in the spaces provided below.


Very truly yours,

LAND DEVELOPMENT ASSOCIATES S.E.

By:   Interstate General Properties Limited Partnership S.E.,
      its managing partner

By:   Interstate General Company L.P.,
      its managing general partner

By:   Interstate General Management Corporation,
      its managing general partner

By:   /s/ Francisco Arrivi
      ---------------------------------------------------------
      Francisco Arrivi
      Senior Vice President





Agreed to:                         Agreed to:

SUPRA AND COMPANY, S E.            REXACH CONSTRUCTION COMPANY


By:   Supra Development Corp.      By:  /s/ Ruben Velez Lebron
      its managing general partner      -------------------------
                                        Ruben Velez Lebron
      By:   /s/ Ruben Velez Lebron      President
            ----------------------
            Ruben Velez Leron
            Presidnet

Agreed to:

Ruben Velez Lebron

/s/ Ruben Velez Lebron
---------------------------